For Release: November 7, 2024
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the third quarter 2024
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for third quarter 2024 earnings, dated November 7, 2024, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the "Q3 2024 10-Q Quarterly Report").
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “ensure,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2023 (the "2023 Annual Report"), and include such risks and uncertainties as:
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and future servicing contracts with the Department, risks related to unfavorable contract modifications or interpretations, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or FFELP), private education, and consumer loans;
•loan portfolio risks such as prepayment risk, credit risk, interest rate basis and repricing risk, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, consumer, and other loans;
•financing and liquidity risks, including risks of changes in the interest rate environment;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors, including disclosure of confidential or personal information and/or damage to reputation resulting from cyber breaches;
•risks related to use of artificial intelligence;
•uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;
•risks related to the ability of Nelnet Bank to achieve its business objectives and effectively deploy loan and deposit strategies and achieve expected market penetration;
•risks related to the expected benefits to the Company from its continuing investment in ALLO Holdings, LLC (referred to collectively with its subsidiary ALLO Communications LLC as "ALLO"), and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities and rising construction costs;
•risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom) including venture capital and real estate investments, reinsurance, acquisitions, and other activities (including risks associated with errors that occasionally occur in converting loan servicing portfolios to a new servicing platform), including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses;
•risks and uncertainties associated with climate change; and
•risks and uncertainties associated with litigation matters and maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company’s consolidated financial statements.
All forward-looking statements contained in this supplement are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended				Nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	(1)	September 30, 2024	September 30, 2023	(1)
Interest income:
Loan interest	$190,211	202,129	236,423		609,064	704,712
Investment interest	50,272	40,737	48,128		143,086	129,835
Total interest income	240,483	242,866	284,551		752,150	834,547
Interest expense on bonds and notes payable and bank deposits	168,328	176,459	207,159		539,367	639,756
Net interest income	72,155	66,407	77,392		212,783	194,791
Less provision for loan losses	18,111	3,611	4,275		32,551	5,065
Net interest income after provision for loan losses	54,044	62,796	73,117		180,232	189,726
Other income (expense):
Loan servicing and systems revenue	108,175	109,052	127,892		344,428	389,138
Education technology services and payments revenue	118,179	116,909	113,796		378,627	357,258
Solar construction revenue	19,321	9,694	6,301		42,741	19,687
Other, net	32,325	28,871	(3,062)		78,057	(27,297)
Loss on sale of loans	(107)	(1,438)	(1,022)		(1,685)	(16,776)
Impairment expense and provision for beneficial interests	(29,052)	(7,776)	(4,974)		(36,865)	(4,974)
Derivative settlements, net	1,640	1,649	817		5,046	24,219
Derivative market value adjustments, net	(13,165)	1,533	3,140		(3,668)	(32,266)
Total other income (expense), net	237,316	258,494	242,888		806,681	708,989
Cost of services:
Cost to provide education technology services and payments	45,273	40,222	43,694		134,106	131,804
Cost to provide solar construction services	26,815	8,072	7,783		49,115	25,204
Total cost of services	72,088	48,294	51,477		183,221	157,008
Operating expenses:
Salaries and benefits	146,192	139,634	141,204		429,701	438,620
Depreciation and amortization	13,661	15,142	21,835		45,572	57,114
Other expenses	61,642	59,792	51,370		178,278	138,154
Total operating expenses	221,495	214,568	214,409		653,551	633,888
(Loss) income before income taxes	(2,223)	58,428	50,119		150,141	107,819
Income tax benefit (expense)	282	(14,753)	(10,512)		(37,653)	(28,785)
Net (loss) income	(1,941)	43,675	39,607		112,488	79,034
Net loss attributable to noncontrolling interests	4,329	1,416	4,747		8,398	18,705
Net income attributable to Nelnet, Inc.	$2,388	45,091	44,354		120,886	97,739
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$0.07	1.23	1.18		3.29	2.61
Weighted average common shares outstanding - basic and diluted	36,430,485	36,525,482	37,498,073		36,703,314	37,437,587
(1)    During the second quarter of 2024, the Company identified certain immaterial errors in the previously issued consolidated financial statements that have been corrected to conform to the September 30, 2024 presentation. Refer to the Company's Q3 2024 10-Q Quarterly Report that was filed with the Securities and Exchange Commission on November 7, 2024 for additional information.

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of		As of
	September 30, 2024	December 31, 2023	(1)	September 30, 2023	(1)
Assets:
Loans and accrued interest receivable, net	$10,572,881	13,108,204		13,867,557
Cash, cash equivalents, and investments	2,123,245	2,014,819		2,108,585
Restricted cash and investments	729,089	875,348		604,855
Goodwill and intangible assets, net	196,400	202,848		228,812
Other assets	462,513	511,165		388,080
Total assets	$14,084,128	16,712,384		17,197,889
Liabilities:
Bonds and notes payable	$8,938,446	11,828,393		12,448,109
Bank deposits	1,070,758	743,599		718,053
Other liabilities	864,786	940,285		794,589
Total liabilities	10,873,990	13,512,277		13,960,751
Equity:
Total Nelnet, Inc. shareholders' equity	3,290,652	3,253,751		3,285,470
Noncontrolling interests	(80,514)	(53,644)		(48,332)
Total equity	3,210,138	3,200,107		3,237,138
Total liabilities and equity	$14,084,128	16,712,384		17,197,889
(1)    During the second quarter of 2024, the Company identified certain immaterial errors in the previously issued consolidated financial statements that have been corrected to conform to the September 30, 2024 presentation. Refer to the Company's Q3 2024 10-Q Quarterly Report that was filed with the Securities and Exchange Commission on November 7, 2024 for additional information.

Overview
The Company is a diversified hybrid holding company with primary businesses being consumer lending, loan servicing, payments, and technology - all with a large customer emphasis in the education space. The largest operating businesses engage in loan servicing and education technology services and payments. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes investments to further diversify both within and outside of its historical core education-related businesses including, but not limited to, investments in a fiber communications company (ALLO), early-stage and emerging growth companies (venture capital investments), real estate, reinsurance, and renewable energy (solar). The Company is also actively expanding its private education, consumer, and other loan portfolios, and in November 2020 launched Nelnet Bank.
Reclassifications and Immaterial Error Corrections
During the second quarter of 2024, the Company identified certain immaterial errors in the previously issued consolidated financial statements that have been corrected to conform to the September 30, 2024 presentation. Refer to the Company's Q3 2024 10-Q Quarterly Report that was filed with the Securities and Exchange Commission on November 7, 2024 for additional information.
GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to Non-GAAP net income, excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, is provided below.

	Three months ended			Nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
GAAP net income attributable to Nelnet, Inc.	$2,388	45,091	44,354	120,886	97,739
Realized and unrealized derivative market value adjustments (a)	13,165	(1,533)	(3,140)	3,668	32,266
Tax effect (b)	(3,160)	368	754	(880)	(7,744)
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$12,393	43,926	41,968	123,674	122,261
Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$0.07	1.23	1.18	3.29	2.61
Realized and unrealized derivative market value adjustments (a)	0.36	(0.04)	(0.08)	0.10	0.86
Tax effect (b)	(0.09)	0.01	0.02	(0.02)	(0.20)
Non-GAAP net income attributable to Nelnet, Inc., excluding derivative market value adjustments	$0.34	1.20	1.12	3.37	3.27
(a) "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the respective period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting in the consolidated financial statements. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.
(b) The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.

Operating Segments
The Company's reportable operating segments are described in note 1 of the notes to consolidated financial statements included in the 2023 Annual Report. They include:
•Loan Servicing and Systems (LSS) - referred to as Nelnet Diversified Services (NDS)
•Education Technology Services and Payments (ETSP) - referred to as Nelnet Business Services (NBS)
•Asset Generation and Management (AGM), part of the Nelnet Financial Services (NFS) division
•Nelnet Bank, part of the NFS division
The Company earns fee-based revenue through its NDS and NBS reportable operating segments. The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, through its AGM reportable operating segment. This segment is expected to generate significant amounts of cash as the FFELP portfolio amortizes. The Company actively works to maximize the amount and timing of cash flows generated from its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow. Nelnet Bank operates as an internet industrial bank franchise focused on the private education and unsecured consumer loan markets, with a home office in Salt Lake City, Utah. Other operating segments included in the NFS division include the Company's U.S. Securities and Exchange Commission (SEC)-registered investment advisor subsidiary, property and casualty reinsurance activities, investment activities in real estate, and investment debt securities (primarily student loan and other asset-backed securities) and interest expense incurred on debt used to finance such investments.
Other business activities and operating segments that are not reportable and not part of the NFS division are combined and included in Corporate and Other Activities ("Corporate"). Corporate also includes interest income earned on cash balances held at the corporate level and interest expense incurred on unsecured and secured corporate related debt transactions, certain investment activities including its investment in ALLO and early-stage and emerging growth companies (venture capital investments), and certain shared service activities that are allocated to each operating segment based on estimated use of such activities and services. In addition, Corporate includes corporate costs and overhead functions not allocated to operating segments, including executive management, investments in innovation, and other holding company organizational costs.

The information below presents the operating results (net income (loss) before taxes) for each of the Company's reportable and certain other operating segments reconciled to the consolidated financial statements for the three and nine months ended September 30, 2024 and 2023.

	Three months ended September 30,		Nine months ended September 30,		Certain Items Impacting Comparability (All dollar amounts below are pre-tax)
	2024	2023	2024	2023
NDS	$(4,549)	24,469	13,686	66,713
•2024 results have been negatively impacted by a decrease in revenue and increase in expenses. Revenue has been adversely impacted based on the Company earning less revenue under the new government servicing contract that began on April 1, 2024, in addition to servicing fewer borrowers. Operating expenses have been elevated due to costs incurred for the completion of the transfer of direct loan servicing volume to one platform, making platform enhancements for the new student loan servicing contract, preparation of the conversion of the Discover private education student loan servicing portfolio, which is expected to be completed during the fourth quarter of 2024, and increase in postage and communication costs due to borrowers returning to repayment on September 1, 2023. The Company expects this segment's operating results will improve in future periods as the full impact of its cost-saving measures take effect and new third-party servicing opportunities convert to the Company's platform.

NBS	26,813	22,123	100,046	77,803	•An increase in before tax operating margin due to increased revenue while maintaining a consistent cost structure.
Nelnet Financial Services division:
AGM	(16,346)	40,562	41,710	58,041
•The recognition of $29.0 million and $5.9 million in provision for beneficial interest related to certain loan securitization investments in the three months ended September 30, 2024 and June 30, 2024, respectively. Over the life of these securitizations, the Company still anticipates attractive returns on the overall pool of these investments.
•The recognition of a non-cash expense of $5.6 million and $25.9 million in the three months ended September 30, 2024 and June 30, 2023, respectively, as the result of writing off the remaining unamortized debt discount in connection with the redemption of certain asset-backed debt securities prior to their maturity.
•The recognition of $12.0 million and $2.3 million in provision for loan losses for the three months ended September 30, 2024 and 2023, respectively, and provision of $14.2 million and negative provision of $1.0 million for the nine months ended September 30, 2024 and 2023, respectively.
•A decrease of $5.9 million in net loan interest income, including derivative settlements (core loan interest income), for the three months ended September 30, 2024 compared with the same period in 2023 due to a decrease in the average balance of loans partially offset by an increase in core loan spread, and a decrease of $55.4 million for the nine months ended September 30, 2024 compared with the same period in 2023 due to a decrease in the average balance of loans and core loan spread.
•A net loss of $9.5 million and net income of $1.2 million related to changes in the fair values of derivative instruments that do not qualify for hedge accounting for the three months ended September 30, 2024 and 2023, respectively, and a net loss of $2.9 million and $35.3 million for the nine months ended September 30, 2024 and 2023, respectively.
•The recognition of $1.7 million in losses from the sale of loans for the nine months ended September 30, 2024 compared with $16.8 million in the same period of 2023.

Nelnet Bank	(4,758)	2,299	(7,330)	3,951
•The recognition of provision for loan losses of $6.1 million for the three months ended September 30, 2024 compared with $1.9 million for the same period in 2023, and $18.4 million for the nine months ended September 30, 2024 compared with $5.8 million for the same period in 2023.
•A net loss of $3.6 million and net income of $1.9 million related to changes in the fair values of derivative instruments that do not qualify for hedge accounting for the three months ended September 30, 2024 and 2023, respectively, and a net loss of $0.8 million and net income of $3.1 million for the nine months ended September 30, 2024 and 2023, respectively.

NFS other operating segments	14,038	9,220	44,325	31,321	•An increase in net interest income and net gains related to the Company's investment securities.
Corporate:
Unallocated corporate costs	(10,287)	(20,915)	(29,389)	(47,986)	•Decrease due to the Company's focus on reducing its cost structure and continued focus on allocating costs to operating segments based on use of such services.

ALLO investment	6,606	(15,559)	1,953	(44,528)
•The recognition of no loss in the three months ended September 30, 2024 compared with a loss of $17.3 million for the same period in 2023 and a loss of $10.7 million in the nine months ended September 30, 2024 compared with $49.7 million for the same period in 2023 from the ALLO voting membership interest investment. Absent additional equity contributions with respect to ALLO's voting membership interests, the Company will not recognize additional losses for its voting membership interests in ALLO.
•The recognition of income of $4.8 million on the Company's preferred membership interests in ALLO for the three months ended September 30, 2024 compared with $2.3 million for the same period in 2023 and $11.4 million for the nine months ended September 30, 2024 compared with $6.8 million for the same period in 2023.

Nelnet Renewable Energy - GRNE	(10,125)	(4,864)	(18,913)	(16,169)
•Since the acquisition of GRNE Solar in 2022, it has incurred low and, in some cases, negative margins on certain solar construction projects. During the third quarter of 2024, the Company recorded an expense of $8.8 million related to estimated losses on legacy construction projects. The Company has a handful of remaining legacy construction contracts to complete, down from over 30 at the beginning of 2024. Due to the complexity and long-term nature of existing construction contracts, the Company may continue to incur low and/or negative margins to complete these projects.
•In April 2024, the Company announced a change in its solar construction operations to focus exclusively on the commercial solar market and will discontinue its residential solar operations. During the second quarter of 2024, the Company recognized non-cash impairment charges of $1.9 million on certain assets related to the residential operations and $1.6 million in severance costs and commissions paid for cancelled contracts.
•The Company believes its solar construction business is making progress in repositioning the business for long-term profitable success.

Nelnet Renewable Energy - Tax equity investments/ syndication/ administration	(8,509)	(8,736)	(8,775)	(24,237)
•The recognition of net losses from tax solar investments of $11.3 million in the three months ended September 30, 2024 compared with $6.5 million for the same period in 2023 and $11.1 million in the nine months ended September 30, 2024 compared with $19.5 million for the same period in 2023. These losses include losses attributable to third-party non-controlling interest investors. These losses are partially offset by revenue earned by the Company related to management, consulting, and performance fees provided on tax equity investments made by third parties.

Other corporate activities	4,892	1,520	12,829	2,909	•Includes operating results of the Company's venture capital investments and other corporate activities. Increase in 2024 compared with 2023 was due to venture capital activities.
Net (loss) income before taxes	(2,223)	50,119	150,141	107,819
Income tax benefit (expense)	282	(10,512)	(37,653)	(28,785)
Net loss attributable to noncontrolling interests	4,329	4,747	8,398	18,705	•The majority of noncontrolling interests represents losses attributed to noncontrolling membership interests in the Company’s Nelnet Renewable Energy operating segment.
Net income	$2,388	44,354	120,886	97,739

Segment Reporting
The following tables present the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements.

	Three months ended September 30, 2024
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Interest income:
Loan interest	$—	—	180,571	9,639	—	—	—	190,211
Investment interest	894	9,734	18,970	12,522	12,415	3,105	(7,368)	50,272
Total interest income	894	9,734	199,541	22,161	12,415	3,105	(7,368)	240,483
Interest expense	—	—	161,142	11,606	2,245	704	(7,368)	168,328
Net interest income	894	9,734	38,399	10,555	10,170	2,401	—	72,155
Less provision (negative provision) for loan losses	—	—	11,968	6,143	—	—	—	18,111
Net interest income after provision for loan losses	894	9,734	26,431	4,412	10,170	2,401	—	54,044
Other income (expense):
Loan servicing and systems revenue	108,175	—	—	—	—	—	—	108,175
Intersegment revenue	5,428	60	—	—	—	—	(5,488)	—
Education technology services and payments revenue	—	118,179	—	—	—	—	—	118,179
Solar construction revenue	—	—	—	—	—	19,321	—	19,321
Other, net	690	—	4,918	841	22,370	3,506	—	32,325
Loss on sale of loans	—	—	(107)	—	—	—	—	(107)
Impairment expense and provision for beneficial interests	—	—	(28,952)	—	—	(100)	—	(29,052)
Derivative settlements, net	—	—	1,359	281	—	—	—	1,640
Derivative market value adjustments, net	—	—	(9,518)	(3,647)	—	—	—	(13,165)
Total other income (expense), net	114,293	118,239	(32,300)	(2,525)	22,370	22,727	(5,488)	237,316
Cost of services:
Cost to provide education technology services and payments	—	45,273	—	—	—	—	—	45,273
Cost to provide solar construction services	—	—	—	—	—	26,815	—	26,815
Total cost of services	—	45,273	—	—	—	26,815	—	72,088
Operating expenses:
Salaries and benefits	76,820	41,053	1,220	2,973	398	23,852	(124)	146,192
Depreciation and amortization	4,854	2,616	—	343	—	5,848	—	13,661
Other expenses	19,663	7,614	2,775	2,570	17,904	11,116	—	61,642
Intersegment expenses, net	18,399	4,604	6,482	759	200	(25,080)	(5,364)	—
Total operating expenses	119,736	55,887	10,477	6,645	18,502	15,736	(5,488)	221,495
Income (loss) before income taxes	(4,549)	26,813	(16,346)	(4,758)	14,038	(17,423)	—	(2,223)
Income tax (expense) benefit	1,092	(6,450)	3,923	1,143	(3,341)	3,915	—	282
Net income (loss)	(3,457)	20,363	(12,423)	(3,615)	10,697	(13,508)	—	(1,941)
Net loss (income) attributable to noncontrolling interests	—	54	—	—	(117)	4,392	—	4,329
Net income (loss) attributable to Nelnet, Inc.	$(3,457)	20,417	(12,423)	(3,615)	10,580	(9,116)	—	2,388

	Three months ended June 30, 2024
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Interest income:
Loan interest	$—	—	193,707	8,422	—	—	—	202,129
Investment interest	1,258	5,715	13,709	10,811	15,880	2,646	(9,282)	40,737
Total interest income	1,258	5,715	207,416	19,233	15,880	2,646	(9,282)	242,866
Interest expense	—	—	171,632	10,769	2,606	733	(9,282)	176,459
Net interest income	1,258	5,715	35,784	8,464	13,274	1,913	—	66,407
Less provision (negative provision) for loan losses	—	—	(4,225)	7,836	—	—	—	3,611
Net interest income after provision for loan losses	1,258	5,715	40,009	628	13,274	1,913	—	62,796
Other income (expense):
Loan servicing and systems revenue	109,052	—	—	—	—	—	—	109,052
Intersegment revenue	6,106	56	—	—	—	—	(6,162)	—
Education technology services and payments revenue	—	116,909	—	—	—	—	—	116,909
Solar construction revenue	—	—	—	—	—	9,694	—	9,694
Other, net	685	—	1,337	775	15,702	10,372	—	28,871
Loss on sale of loans	—	—	(1,438)	—	—	—	—	(1,438)
Impairment expense and provision for beneficial interests	—	—	(5,911)	—	—	(1,865)	—	(7,776)
Derivative settlements, net	—	—	1,442	207	—	—	—	1,649
Derivative market value adjustments, net	—	—	936	597	—	—	—	1,533
Total other income (expense), net	115,843	116,965	(3,634)	1,579	15,702	18,201	(6,162)	258,494
Cost of services:
Cost to provide education technology services and payments	—	40,222	—	—	—	—	—	40,222
Cost to provide solar construction services	—	—	—	—	—	8,072	—	8,072
Total cost of services	—	40,222	—	—	—	8,072	—	48,294
Operating expenses:
Salaries and benefits	70,631	40,736	1,113	2,798	374	24,786	(804)	139,634
Depreciation and amortization	5,342	2,712	—	341	—	6,748	—	15,142
Other expenses	20,661	8,600	3,793	2,067	11,829	12,842	—	59,792
Intersegment expenses, net	18,224	4,811	7,159	719	248	(25,803)	(5,358)	—
Total operating expenses	114,858	56,859	12,065	5,925	12,451	18,573	(6,162)	214,568
Income (loss) before income taxes	2,243	25,599	24,310	(3,718)	16,525	(6,531)	—	58,428
Income tax (expense) benefit	(538)	(6,150)	(5,835)	916	(3,935)	788	—	(14,753)
Net income (loss)	1,705	19,449	18,475	(2,802)	12,590	(5,743)	—	43,675
Net loss (income) attributable to noncontrolling interests	—	29	—	—	(129)	1,516	—	1,416
Net income (loss) attributable to Nelnet, Inc.	$1,705	19,478	18,475	(2,802)	12,461	(4,227)	—	45,091

	Three months ended September 30, 2023
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Interest income:
Loan interest	$—	—	230,816	5,608	—	—	—	236,423
Investment interest	1,098	8,934	18,062	9,563	13,021	3,232	(5,783)	48,128
Total interest income	1,098	8,934	248,878	15,171	13,021	3,232	(5,783)	284,551
Interest expense	—	—	197,393	9,456	5,661	432	(5,783)	207,159
Net interest income	1,098	8,934	51,485	5,715	7,360	2,800	—	77,392
Less provision (negative provision) for loan losses	—	—	2,348	1,927	—	—	—	4,275
Net interest income after provision for loan losses	1,098	8,934	49,137	3,788	7,360	2,800	—	73,117
Other income (expense):
Loan servicing and systems revenue	127,892	—	—	—	—	—	—	127,892
Intersegment revenue	6,944	77	—	—	—	—	(7,021)	—
Education technology services and payments revenue	—	113,796	—	—	—	—	—	113,796
Solar construction revenue	—	—	—	—	—	6,301	—	6,301
Other, net	687	—	2,776	565	9,861	(16,950)	—	(3,062)
Loss on sale of loans	—	—	(1,022)	—	—	—	—	(1,022)
Impairment expense and provision for beneficial interests	(296)	—	—	—	—	(4,678)	—	(4,974)
Derivative settlements, net	—	—	621	196	—	—	—	817
Derivative market value adjustments, net	—	—	1,192	1,948	—	—	—	3,140
Total other income (expense), net	135,227	113,873	3,567	2,709	9,861	(15,327)	(7,021)	242,888
Cost of services:
Cost to provide education technology services and payments	—	43,694	—	—	—	—	—	43,694
Cost to provide solar construction services	—	—	—	—	—	7,783	—	7,783
Total cost of services	—	43,694	—	—	—	7,783	—	51,477
Operating expenses:
Salaries and benefits	73,310	39,776	1,242	2,520	288	24,731	(663)	141,204
Depreciation and amortization	5,023	3,030	—	259	—	13,522	—	21,835
Other expenses	15,629	8,309	2,952	1,290	7,522	15,670	—	51,370
Intersegment expenses, net	17,894	5,875	7,948	129	191	(25,679)	(6,358)	—
Total operating expenses	111,856	56,990	12,142	4,198	8,001	28,244	(7,021)	214,409
Income (loss) before income taxes	24,469	22,123	40,562	2,299	9,220	(48,554)	—	50,119
Income tax (expense) benefit	(5,872)	(5,307)	(9,735)	(552)	(2,177)	13,131	—	(10,512)
Net income (loss)	18,597	16,816	30,827	1,747	7,043	(35,423)	—	39,607
Net loss (income) attributable to noncontrolling interests	—	(6)	—	—	(149)	4,902	—	4,747
Net income (loss) attributable to Nelnet, Inc.	$18,597	16,810	30,827	1,747	6,894	(30,521)	—	44,354

	Nine months ended September 30, 2024
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Interest income:
Loan interest	$—	—	583,907	25,157	—	—	—	609,064
Investment interest	4,046	23,315	54,513	33,301	43,910	9,566	(25,565)	143,086
Total interest income	4,046	23,315	638,420	58,458	43,910	9,566	(25,565)	752,150
Interest expense	—	—	523,678	31,872	7,268	2,114	(25,565)	539,367
Net interest income	4,046	23,315	114,742	26,586	36,642	7,452	—	212,783
Less provision (negative provision) for loan losses	—	—	14,199	18,352	—	—	—	32,551
Net interest income after provision for loan losses	4,046	23,315	100,543	8,234	36,642	7,452	—	180,232
Other income (expense):
Loan servicing and systems revenue	344,428	—	—	—	—	—	—	344,428
Intersegment revenue	18,419	166	—	—	—	—	(18,585)	—
Education technology services and payments revenue	—	378,627	—	—	—	—	—	378,627
Solar construction revenue	—	—	—	—	—	42,741	—	42,741
Other, net	2,085	—	11,239	1,991	51,013	11,730	—	78,057
Loss on sale of loans	—	—	(1,685)	—	—	—	—	(1,685)
Impairment expense and provision for beneficial interests	—	—	(34,863)	—	—	(2,002)	—	(36,865)
Derivative settlements, net	—	—	4,356	690	—	—	—	5,046
Derivative market value adjustments, net	—	—	(2,875)	(793)	—	—	—	(3,668)
Total other income (expense), net	364,932	378,793	(23,828)	1,888	51,013	52,469	(18,585)	806,681
Cost of services:
Cost to provide education technology services and payments	—	134,106	—	—	—	—	—	134,106
Cost to provide solar construction services	—	—	—	—	—	49,115	—	49,115
Total cost of services	—	134,106	—	—	—	49,115	—	183,221
Operating expenses:
Salaries and benefits	224,172	121,956	3,529	8,491	1,129	72,159	(1,735)	429,701
Depreciation and amortization	15,304	8,012	—	944	—	21,312	—	45,572
Other expenses	59,861	23,772	9,985	5,765	41,536	37,359	—	178,278
Intersegment expenses, net	55,955	14,216	21,491	2,252	665	(77,729)	(16,850)	—
Total operating expenses	355,292	167,956	35,005	17,452	43,330	53,101	(18,585)	653,551
Income (loss) before income taxes	13,686	100,046	41,710	(7,330)	44,325	(42,295)	—	150,141
Income tax (expense) benefit	(3,284)	(24,035)	(10,010)	1,800	(10,550)	8,426	—	(37,653)
Net income (loss)	10,402	76,011	31,700	(5,530)	33,775	(33,869)	—	112,488
Net loss (income) attributable to noncontrolling interests	—	101	—	—	(366)	8,663	—	8,398
Net income (loss) attributable to Nelnet, Inc.	$10,402	76,112	31,700	(5,530)	33,409	(25,206)	—	120,886

	Nine months ended September 30, 2023
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Interest income:
Loan interest	$—	—	689,633	15,079	—	—	—	704,712
Investment interest	3,193	20,237	47,726	26,013	54,481	8,826	(30,643)	129,835
Total interest income	3,193	20,237	737,359	41,092	54,481	8,826	(30,643)	834,547
Interest expense	—	—	618,905	24,841	24,860	1,793	(30,643)	639,756
Net interest income	3,193	20,237	118,454	16,251	29,621	7,033	—	194,791
Less provision (negative provision) for loan losses	—	—	(772)	5,837	—	—	—	5,065
Net interest income after provision for loan losses	3,193	20,237	119,226	10,414	29,621	7,033	—	189,726
Other income (expense):
Loan servicing and systems revenue	389,138	—	—	—	—	—	—	389,138
Intersegment revenue	21,980	198	—	—	—	—	(22,178)	—
Education technology services and payments revenue	—	357,258	—	—	—	—	—	357,258
Solar construction revenue	—	—	—	—	—	19,687	—	19,687
Other, net	1,900	—	6,939	1,395	15,087	(52,617)	—	(27,297)
Loss on sale of loans	—	—	(16,776)	—	—	—	—	(16,776)
Impairment expense and provision for beneficial interests	(296)	—	—	—	—	(4,678)	—	(4,974)
Derivative settlements, net	—	—	23,940	279	—	—	—	24,219
Derivative market value adjustments, net	—	—	(35,323)	3,057	—	—	—	(32,266)
Total other income (expense), net	412,722	357,456	(21,220)	4,731	15,087	(37,608)	(22,178)	708,989
Cost of services:
Cost to provide education technology services and payments	—	131,804	—	—	—	—	—	131,804
Cost to provide solar construction services	—	—	—	—	—	25,204	—	25,204
Total cost of services	—	131,804	—	—	—	25,204	—	157,008
Operating expenses:
Salaries and benefits	234,012	116,040	3,093	6,881	717	78,686	(808)	438,620
Depreciation and amortization	14,400	8,424	—	315	—	33,976	—	57,114
Other expenses	42,760	26,063	12,083	3,696	12,223	41,327	—	138,154
Intersegment expenses, net	58,030	17,559	24,789	302	447	(79,757)	(21,370)	—
Total operating expenses	349,202	168,086	39,965	11,194	13,387	74,232	(22,178)	633,888
Income (loss) before income taxes	66,713	77,803	58,041	3,951	31,321	(130,011)	—	107,819
Income tax (expense) benefit	(16,011)	(18,700)	(13,930)	(913)	(7,417)	28,188	—	(28,785)
Net income (loss)	50,702	59,103	44,111	3,038	23,904	(101,823)	—	79,034
Net loss (income) attributable to noncontrolling interests	—	113	—	—	(418)	19,010	—	18,705
Net income (loss) attributable to Nelnet, Inc.	$50,702	59,216	44,111	3,038	23,486	(82,813)	—	97,739

Loan Servicing and Systems Revenue
The following table presents disaggregated revenue by service offering for the Loan Servicing and Systems operating segment.

	Three months ended			Nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Government loan servicing	$85,215	87,014	100,154	277,705	304,769
Private education and consumer loan servicing	13,057	12,959	12,330	38,634	36,556
FFELP loan servicing	2,945	3,245	3,304	9,570	10,226
Software services	5,197	4,879	9,416	14,617	25,076
Outsourced services	1,761	955	2,688	3,902	12,511
Loan servicing and systems revenue	$108,175	109,052	127,892	344,428	389,138
Loan Servicing Volumes

	As of
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Servicing volume (dollars in millions):
Government	$492,142	$489,298	495,409	494,691	500,554	519,308	537,291	545,373
FFELP	13,745	14,576	15,783	17,462	18,400	19,021	19,815	20,226
Private and consumer	20,666	19,876	21,015	20,493	20,394	20,805	21,484	21,866
Total	$526,553	$523,750	532,207	532,646	539,348	559,134	578,590	587,465

Number of servicing borrowers:
Government	14,114,468	14,096,152	14,328,013	14,503,057	14,543,382	14,898,901	15,518,751	15,777,328
FFELP	574,979	610,745	656,814	725,866	764,660	788,686	819,791	829,939
Private and consumer	851,747	829,072	882,256	894,703	896,613	899,095	925,861	951,866
Total	15,541,194	15,535,969	15,867,083	16,123,626	16,204,655	16,586,682	17,264,403	17,559,133

Number of remote hosted borrowers:	662,075	133,681	65,295	70,580	103,396	716,908	5,048,324	6,135,760
Education Technology Services and Payments Revenue
The following table presents disaggregated revenue by servicing offering for the Education Technology Services and Payments operating segment.

	Three months ended			Nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Tuition payment plan services	$31,659	34,164	30,223	104,702	95,235
Payment processing	55,813	34,326	50,848	137,926	126,716
Education technology services	30,080	47,205	31,793	133,306	132,796
Other	627	1,214	932	2,693	2,511
Education technology services and payments revenue	$118,179	116,909	113,796	378,627	357,258
This segment of the Company’s business is subject to seasonal fluctuations which correspond, or are related to, the traditional school year. Based on the timing of revenue recognition and when expenses are incurred, revenue and before tax operating margin are higher in the first quarter compared with the remainder of the year.

Solar Construction Revenue
The following table presents disaggregated revenue by service offering related to solar construction revenue.

	Three months ended			Nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Commercial revenue	$18,764	8,793	4,221	39,477	12,426
Residential revenue (a)	557	901	2,080	3,264	7,261
Solar construction revenue	$19,321	9,694	6,301	42,741	19,687
(a)    On April 2024, the Company announced a change in its solar engineering, procurement, and construction operations to focus exclusively on the commercial solar market and will discontinue its residential solar operations. As a result, residential revenue will continue to decline from historical amounts as existing customer contracts are completed.
Other Income (Expense)
The following table presents the components of "other, net" in "other income (expense)" on the consolidated statements of income:

	Three months ended			Nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Reinsurance premiums	$16,619	14,851	6,287	44,250	10,638
Investment activity, net	8,529	217	(1,003)	7,447	(8,155)
ALLO preferred return	4,783	4,160	2,299	11,353	6,822
Borrower late fee income	1,741	2,584	2,220	7,460	6,635
Administration/sponsor fee income	1,420	1,482	1,712	4,448	5,180
Investment advisory services (WRCM)	1,394	1,524	1,633	4,427	4,884
Loss from ALLO voting membership interest investment	—	—	(17,293)	(10,693)	(49,676)
Loss from solar investments, net (a)	(11,238)	(2,610)	(6,456)	(11,068)	(19,485)
Other	9,077	6,663	7,539	20,433	15,860
Other, net	$32,325	28,871	(3,062)	78,057	(27,297)
(a)    The Company accounts for its solar investments using the Hypothetical Liquidation at Book Value (HLBV) method of accounting. For the majority of the Company’s solar investments, the HLBV method of accounting results in accelerated losses in the initial years of investment. The following table presents (i) the Company's recognized net losses, which include net losses attributable to third-party noncontrolling interest investors (syndication partners), included in “other, net” in "other income (expense)" on the consolidated statements of income, (ii) solar net losses attributed to noncontrolling interest investors included in “net loss attributable to noncontrolling interests” on the consolidated statements of income, and (iii) the Company's recognized net losses excluding net losses attributed to noncontrolling interest investors (such amount reflecting the before tax net income impact of such solar tax equity investments to the Company).

	Three months ended			Nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net losses	$(11,238)	$(2,610)	(6,456)	(11,068)	(19,485)
Less: net losses attributed to noncontrolling interest investors (syndication partners)	3,936	(8)	3,278	5,568	14,706
Net losses, excluding activity attributed to noncontrolling interest investors	$(7,302)	$(2,618)	(3,178)	(5,500)	(4,779)

Impairment Expense and Provision for Beneficial Interests
The following table presents the impairment charges and provision for beneficial interests by asset and reportable operating segment recognized by the Company. These expense items are included in “impairment expense and provision for beneficial interests” in the consolidated statements of income.

			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Total
	Three months ended September 30, 2024
Investments - beneficial interest in loan securitizations (a)	$—	—	28,952	—	—	—	28,952
Investments - venture capital	—	—	—	—	—	100	100
	$—	—	28,952	—	—	100	29,052
	Three months ended June 30, 2024
Investments - beneficial interest in loan securitizations (a)	$—	—	5,911	—	—	—	5,911
Property and equipment - solar facilities (b)	—	—	—	—	—	1,170	1,170
Other assets - solar inventory (b)	—	—	—	—	—	695	695
	$—	—	5,911	—	—	1,865	7,776

	Three months ended September 30, 2023
Leases, buildings, and associated improvements (c)	$296	—	—	—	—	4,678	4,974
	Nine months ended September 30, 2024
Investments - beneficial interest in loan securitizations (a)	$—	—	34,863	—	—	—	34,863
Investments - venture capital	—	—	—	—	—	137	137
Property and equipment - solar facilities (b)	—	—	—	—	—	1,170	1,170
Other assets - solar inventory (b)	—	—	—	—	—	695	695
	$—	—	34,863	—	—	2,002	36,865
	Nine months ended September 30, 2023
Leases, buildings, and associated improvements (c)	$296	—	—	—	—	4,678	4,974
(a)     The Company recorded a non-cash allowance for credit losses (and related provision expense) related to the Company's beneficial interest in certain loan securitizations.
(b)    In April 2024, the Company announced a change in its solar engineering, procurement, and construction (EPC) operations to focus exclusively on the commercial solar market and will discontinue its residential solar operations. As a result, the Company recognized non-cash impairment charges on certain solar facilities and inventory related to the residential solar operations.
(c)    In 2023, the Company recorded impairment charges related to operating lease assets and associated leasehold improvements, which included a $2.4 million lease termination fee paid to Union Bank, a related party. The Company recorded this impairment as a result of its on-going evaluation of the use of office space when a large number of associates continued to work from home.
Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the consolidated statements of income.

	Three months ended			Nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
1:3 basis swaps	$159	249	386	773	1,180
Interest rate swaps - floor income hedges	1,200	1,193	235	3,583	22,760
Interest rate swaps - Nelnet Bank	281	207	196	690	279
Total derivative settlements - income	$1,640	1,649	817	5,046	24,219

Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	September 30, 2024	December 31, 2023	September 30, 2023
Non-Nelnet Bank:
Federally insured loans:
Stafford and other	$2,202,590	2,936,174	3,104,569
Consolidation	6,868,152	8,750,033	9,194,415
Total	9,070,742	11,686,207	12,298,984
Private education loans	234,295	277,320	293,004
Consumer and other loans	244,552	85,935	143,633
Non-Nelnet Bank loans	9,549,589	12,049,462	12,735,621
Nelnet Bank:
Federally insured loans	—	—	59,261
Private education loans	352,654	360,520	359,941
Consumer and other loans	207,218	72,352	49,611
Nelnet Bank loans	559,872	432,872	468,813

Accrued interest receivable	600,097	764,385	806,854
Loan discount and deferred lender fees, net of unamortized loan premiums and deferred origination costs	(34,535)	(33,872)	(33,638)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(50,834)	(68,453)	(72,043)
Private education loans	(11,744)	(15,750)	(16,944)
Consumer and other loans	(22,380)	(11,742)	(14,022)
Non-Nelnet Bank allowance for loan losses	(84,958)	(95,945)	(103,009)
Nelnet Bank:
Federally insured loans	—	—	(148)
Private education loans	(3,670)	(3,347)	(3,083)
Consumer and other loans	(13,514)	(5,351)	(3,853)
Nelnet Bank allowance for loan losses	(17,184)	(8,698)	(7,084)
	$10,572,881	13,108,204	13,867,557
The following table summarizes the allowance for loan losses as a percentage of the ending loan balance for each of the Company's loan portfolios.

	As of	As of	As of
	September 30, 2024	December 31, 2023	September 30, 2023
Non-Nelnet Bank:
Federally insured loans (a)	0.56%	0.59%	0.59%
Private education loans	5.01%	5.68%	5.78%
Consumer and other loans	9.15%	13.66%	9.76%
Nelnet Bank:
Federally insured loans (a)	—	—	0.25%
Private education loans	1.04%	0.93%	0.86%
Consumer and other loans	6.52%	7.40%	7.77%
(a)    As of September 30, 2024, December 31, 2023, and September 30, 2023, the allowance for loan losses as a percent of the risk sharing component of federally insured student loans not covered by the federal guaranty for non-Nelnet Bank was 20.7%, 21.8%, and 21.9%, respectively, and for Nelnet Bank was 10.0% as of September 30, 2023.

Loan Activity
The following table sets forth the activity of the Company's loan portfolios:

	Three months ended			Nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Non-Nelnet Bank:
Beginning balance	$9,910,617	10,799,942	13,239,125	12,049,462	14,169,771
Loan acquisitions:
Federally insured student loans	104,914	—	2,880	104,914	518,471
Private education loans	—	—	77,365	—	77,365
Consumer and other loans	129,202	195,279	29,413	405,211	340,091
Total loan acquisitions	234,116	195,279	109,658	510,125	935,927
Repayments, claims, capitalized interest, participations, and other, net	(386,204)	(375,982)	(322,013)	(1,112,682)	(1,175,320)
Loans lost to external parties	(207,794)	(574,834)	(229,342)	(1,562,283)	(712,772)
Loans sold	(1,146)	(133,788)	(61,807)	(335,033)	(481,985)
Ending balance	$9,549,589	9,910,617	12,735,621	9,549,589	12,735,621

Nelnet Bank:
Beginning balance	$542,351	483,723	444,488	432,872	419,795
Loan acquisitions and originations:
Private education loans	10,843	1,390	19,756	28,948	41,341
Consumer and other loans	36,409	82,998	22,966	176,257	55,766
Total loan acquisitions and originations	47,252	84,388	42,722	205,205	97,107
Repayments	(29,731)	(25,760)	(18,382)	(78,205)	(47,957)
Loans sold to AGM	—	—	(15)	—	(132)
Ending balance	$559,872	542,351	468,813	559,872	468,813
The Company has partial ownership in certain consumer, private education, and federally insured student loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "investments and notes receivable" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to or as of September 30, 2024, the Company’s ownership correlates to approximately $1.99 billion of loans included in these securitizations. The loans held in these securitizations are not included in the above table. Investment interest income earned by the Company from the beneficial interest in loan securitizations is included in "investment interest" on the Company's consolidated statements of income and is not a component of the Company's loan interest income.

Loan Spread Analysis
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended			Nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Variable loan yield, gross	8.16%	8.16%	7.70%	8.10%	7.51%
Consolidation rebate fees	(0.80)	(0.81)	(0.80)	(0.80)	(0.80)
Premium and deferred origination costs amortization, net of discount accretion	(0.02)	0.07	0.06	0.04	0.05
Variable loan yield, net	7.34	7.42	6.96	7.34	6.76
Loan cost of funds - interest expense (a)	(6.44)	(6.50)	(6.14)	(6.48)	(5.86)
Loan cost of funds - derivative settlements (b) (c)	0.01	0.01	0.01	0.01	0.01
Variable loan spread	0.91	0.93	0.83	0.87	0.91
Fixed rate floor income, gross	0.01	0.01	0.01	0.01	0.02
Fixed rate floor income - derivative settlements (b) (d)	0.05	0.04	0.01	0.04	0.23
Fixed rate floor income, net of settlements on derivatives	0.06	0.05	0.02	0.05	0.25
Core loan spread	0.97%	0.98%	0.85%	0.92%	1.16%

Average balance of AGM's loans	$9,792,095	10,484,458	13,157,152	10,612,686	13,588,427
Average balance of AGM's debt outstanding	9,296,236	10,168,761	12,527,771	10,280,527	12,964,890
(a)    The Company recognized $5.6 million and $25.9 million in non-cash interest expense during the third quarter of 2024 and the second quarter of 2023, respectively, as a result of writing off the remaining unamortized debt discount related to the redemption of certain asset-backed debt securities prior to their maturity. This non-cash expense was excluded from the respective periods in the table above.
(b)    Derivative settlements represent the cash paid or received during the respective period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended			Nine months ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Core loan spread	0.97%	0.98%	0.85%	0.92%	1.16%
Derivative settlements (1:3 basis swaps)	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Derivative settlements (fixed rate floor income)	(0.05)	(0.04)	(0.01)	(0.04)	(0.23)
Loan spread	0.91%	0.93%	0.83%	0.87%	0.92%

(c)    Derivative settlements consist of net settlements received related to the Company’s 1:3 basis swaps.
(d)    Derivative settlements consist of net settlements received related to the Company’s floor income interest rate swaps.